                                                           Exhibit 10.3

                                 PROMISSORY NOTE

DATE:    January 17, 2006

AMOUNT:  $ 50,000.00 (Fifty Thousand Dollars)

CITY:    Ashburn

STATE:   Virginia

FOR VALUE RECEIVED, the undersigned promises to pay to the order of

Tim Novak of Bradenton, Florida, the sum of $ 50,000.00 plus 8% simple interest for six months use of funds from date hereof through July 17, 2006.

All money paid is to be in legal currency of the United States of America. Any unpaid balance may be prepaid at any time without penalty.

In the event the undersigned defaults in any payment beyond 10 days from the agreed date of payment, the entire remaining balance will earn an interest rate equal to the maximum allowed by law or 18% calculated from the date of inception.

This Note is to be governed, interpreted and construed by, through and under the laws of the State of Virginia.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed in its name on the day and year first above written.

Date:                      January 17, 2006

Maker's Name:     TenthGate Incorporated, a public Delaware Corporation

Maker's Signature:         /s/   L. Joy Putnam   Title: Chief Financial Officer

Maker's Address:  44050 Ashburn Plaza, Suite 195
                  Ashburn, VA  20147